SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 4, 2015

VRINGO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Third Avenue, 12th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 309-7549

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2015, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Investors”) in a registered direct offering of $12,500,000 of our Senior Secured Convertible Notes (collectively, “Notes”) and warrants (collectively, “Warrants”) to purchase up to 5,375,000 shares of our common stock in an offering (“Offering”) pursuant to a prospectus supplement to our effective shelf registration statement on Form S-3 (Registration No. 333-182823) (the “Financing Transaction”).

We will issue the Notes under an indenture to be dated as of the closing date of the Offering, between us and Computershare Trust Company, N.A., as trustee (the “Base Indenture”), as supplemented by a first supplemental indenture thereto, to be dated as of the closing date of the Offering, relating to the Notes (the “First Supplemental Indenture” and, the Base Indenture as supplemented by the First Supplemental Indenture, the “First Indenture”). The terms of the Notes include those provided in the First Indenture and those made part of the First Indenture by reference to the Trust Indenture Act.

The Offering is expected to close (the “Closing”) on or about May 4, 2015 (the actual date of the Closing is referred to herein as the “Closing Date”), subject to satisfaction of customary closing conditions.

We will receive approximately $12,425,000 in net proceeds from the Offering, after deducting the Investors’ legal fees and expenses. Our other offering expenses will be approximately $275,000, which expenses will be paid out of the proceeds from the Offering.

The following is intended to provide a summary of the terms of the agreements and securities described above. This summary is qualified in its entirety by reference to the full text of the agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with these transactions.

This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes or Warrants.

Securities Purchase Agreement

The Notes and Warrants will be issued pursuant to the terms of a Securities Purchase Agreement (“Securities Purchase Agreement”) among us and the Investors. The Purchase Agreement provides for the sale of the Notes and the Warrants at the Closing for gross proceeds of $12,500,000

The Securities Purchase Agreement obligates us to indemnify the Investors and various related parties for certain losses including those resulting from (i) any misrepresentation or breach of any representation or warranty made by us, (ii) any breach of any obligation of ours, and (iii) certain claims by third parties.

The Securities Purchase Agreement contains representations and warranties of our company and the Investors which are typical for transactions of this type. In addition, it contains customary covenants on our part that are typical for transactions of this type, as well as the following additional covenants: (i) until the 60th day after the Closing Date (the “Applicable Date”), we agreed not to file any registration statement, other than a registration statement on Form S-8, post-effective amendments to registration statements that are effective solely to update the information contain therein, and a universal shelf registration statement on Form S-3 filed with the SEC not less than 30 days after the Closing Date, (ii) we agreed not to conduct any other securities offerings until after the Applicable Date, except for certain excluded securities, and while the Notes are outstanding, we agreed not to enter into any variable rate transactions; (iii) we agreed to offer to the investors, as long as the Notes remain outstanding, the opportunity to participate in any subsequent securities offerings by our company; (iv) we agreed to hold a stockholder meeting not later than December 1, 2015 at which we will solicit the stockholders affirmative vote for approval of resolutions providing for our issuance of all the securities described in the transaction documents in accordance with the applicable law and rules and regulations of the Nasdaq Stock Market and an increase in the number of shares of common stock that we are authorized to issue to 250,000,000.

In addition, under the terms of the Securities Purchase Agreement, we have agreed to make loans to one or more of our subsidiaries (“Borrower Subsidiaries”) pursuant to the terms of a Subsidiary Note (the “Subsidiary Note”) and security agreement which will be secured by a first priority perfected security interest in certain assets of the Borrower Subsidiaries pursuant to the terms of the Subsidiary Notes. Following such loans, we intend to cause our Borrower Subsidiaries to use the proceeds of the Subsidiary Notes for the working capital of such Borrower Subsidiaries.

Notes and Indentures

The following description of the particular terms of the Notes and Indentures supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, to which reference is hereby made. Terms not defined in this description have the meanings given to them in the indenture.

The Notes will not be issued with an original issue discount and are not subject to defeasance. The Notes will be issued in certificated form and not as global securities.

Ranking

The Notes will be the senior secured obligations of our company and not the obligations of our subsidiaries. The Notes will be secured by a first priority perfected security interest in certain of our company’s assets, including, without limitation, the Subsidiary Notes and the security interests securing the Subsidiary Notes, as evidenced by the Security Agreement and related security documents.

Maturity Date

Unless earlier converted or redeemed, the Notes will mature twenty-one months following their issuance date, or Maturity Date, subject to the right of the investors to extend the date (i) if an event of default under the Notes has occurred and is continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Notes and (ii) for a period of 20 business days after the consummation of a fundamental transaction if certain events occur.

Interest

Interest on the Notes will accrue at 8% per annum on the principal amount of the Notes. Interest on the Notes is payable quarterly in shares of common stock or cash, at the Company’s option. Interest on the Notes is computed on the basis of a 360-day year and twelve 30-day months and is payable in arrears quarterly and is compounded quarterly. The interest rate will increase to 16.5% per annum upon the occurrence of and during the continuance of any event of default pursuant to the Notes.

Interest on the Notes is payable in arrears on each Installment Date (as defined below). If a holder elects to convert or redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest on the amount being converted or redeemed will also be payable. If we elects to redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest on the amount being redeemed will also be payable.

Late Charges

We are required to pay a late charge of 16.5% on any amount of principal or other amounts due which are not paid when due. Late charges are payable in arrears on each Installment Date. If a holder elects to convert or redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid late charges on the amount being converted or redeemed will also be payable. If we elect to redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid late charges on the amount being redeemed will also be payable.

Conversion

All amounts due under the Notes are convertible at any time, in whole or in part, at the option of the holders into shares of our common stock at a conversion price, or Fixed Conversion Price, which is subject to adjustment as described below. If a holder elects to convert all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest and accrued and unpaid late charges on the principal amount being converted will also be converted at the Fixed Conversion Price.

The Notes are initially convertible into shares of our common stock at the initial Fixed Conversion Price of $1.00 per share. The Fixed Conversion Price is subject to adjustment for stock splits, combinations or similar events. If we sell or issue any securities with “floating” conversion prices based on the market price of our common stock, a holder of a Note will have the right thereafter to substitute the “floating” conversion price for the Fixed Conversion Price upon conversion of all or part of the Note.

If we fail to timely deliver common stock upon conversion of the Notes, we have agreed to pay certain liquidated damages to the converting holder.

Payment of Principal and Interest

We have agreed to make amortization payments with respect to the principal amount of each Note on the first trading day of each calendar month following the date the Notes are issued until the Maturity Date (collectively, the “Installment Dates”).

The amortizing portion of the principal of each Note, or Amortization Amount, will equal (i) for all Installment Dates other than the Maturity Date, the lesser of (x) the holder’s pro-rata share of $595,238.10 and (y) the principal amount then outstanding under the Note, and (ii) on the Maturity Date, the principal amount then outstanding under the Note.

We may pay the Amortization Amount, all accrued and unpaid interest and accrued and unpaid late charges, or collectively the Installment Amount, in cash or shares of our common stock, at our election, subject to the satisfaction of the Equity Conditions (as defined below) as described below if we elect to pay in shares of common stock.

Acceleration of Amortization Amounts

On any day during the period commencing on an Installment Date, or Current Installment Date, and ending on the trading day prior to prior to the next Installment Date, the holder of a Note may, at its election, convert the Installment Amounts due on up to six future Installment Dates at the Company Conversion Price (as defined below) in effect on the Current Installment Date.

The “Company Conversion Price” on any given date, other than the first Installment Date, is equal to (1) 85% multiplied by (2) the quotient of (A) the sum of each of the three (3) lowest Closing Sale Prices of our common stock during the twenty (20) consecutive trading day period immediately preceding the applicable Installment Date (each such period, a “Company Conversion Measuring Period”) divided by (B) three (3).

Monthly Amortization Payment Procedures

Installment Notices

On or prior to the 22nd trading day prior to each Installment Date, or Installment Notice Due Date, we are required to deliver a notice electing to effect a redemption in cash or a conversion of the Installment Amount due on such Installment Date (a failure to deliver a notice is deemed to be a delivery of a conversion notice in full).

If we choose to make an installment payment in shares of our common stock, we must make a pre-installment payment of shares (the “Pre-Installment Shares”) to each Note holder 20 trading days prior to the applicable Installment Date based on the value of our shares equal to the product of (1) 85% multiplied by (2) the quotient of (A) the sum of each of the three (3) lowest closing sale prices of our common stock during the twenty (20) consecutive trading day period immediately preceding the applicable Installment Date divided by (B) three (3). On the applicable Installment Date, to the extent we owe each Buyer additional shares in excess of the Pre-Installment Shares to satisfy the installment payment, we will issue to each Buyer additional shares, and to the extent we have issued excess shares, such shares will be applied to future payments.

On the applicable Installment Date, we are required to deliver to the holders of Notes an amount of shares of common stock equal to that portion of the Installment Amount being converted divided by the lesser of the then existing Fixed Conversion Price and 85% of the Company Conversion Price on the Installment Date.

Blocker Deferral Rights

If any holder of Notes is unable to receive shares of common stock due to the Note Blocker (as defined below), the portion of the applicable Installment Amount will become payable on the immediately subsequent Installment Date.

Equity Conditions Failure Rights

If we are not permitted to deliver shares of common stock with respect to an Installment Date due to our failure to satisfy any of the Equity Conditions (as defined below), the holder of a Note, at the holder’s option at any time may (x) require us to pay a cash payment of 110% of all or part of the Installment Amount subject to conversion and/or (y) declare the conversion null and void with respect to all or part of the Installment Amount, provided that the Fixed Conversion Price applicable to any such amount is adjusted to equal the lesser of (i) the Company Conversion Price in effect on the date the holder voided the conversion and (ii) the Company Conversion Price in effect on the date the holder converts such amount.

Equity Conditions

We will have the option to pay an Installment Amount in shares of common stock only if all of the following equity conditions are satisfied (or waived by the holders of the Notes), which we refer to as the Equity Conditions:

•	during the one month period immediately before the date of determination, our common stock shall have been listed or designated for quotation on an exchange or market permitted by the Notes, and shall not have been suspended from trading on the exchange or market (other than suspensions of not more than two days due to business announcements by us);

•	during the one month period immediately before the date of determination, we shall have delivered shares of common stock upon conversion of the Convertible Notes and upon exercise of the Warrants on a timely basis;

•	the common stock used to make the payment may be issued without violating the Note Blocker (as defined below);

•	the common stock used to make the payment may be issued without violating the regulations of the eligible exchange or market (including the OTCQB) on which the common stock is listed or designated for quotation;

•	during the one month period immediately before the date of determination, we shall not have publicly announced that specified types of transactions involving a change of control of our company are pending, proposed or intended that have not been abandoned, terminated or consummated;

•	the holder must not be in possession of any material, non-public information provided by us;

•	on each day during the one month period immediately before the date of determination, we shall have been in material compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document in any material respect, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document;

•	during the one month period immediately before the payment date, no event shall have occurred that constitutes, or with the passage of time or giving of notice would constitute, an event of default under the Notes; and

•	no Material Adverse Change then exists.

If we have elected to pay an Installment Amount in shares of our common stock and we cannot make such payment in shares of common stock because any of the Equity Conditions described above is not satisfied and the holders of the Notes do not elect to exercise their rights described under the heading “Equity Conditions Failure Rights” above, we must make the payment in cash.

Events of Default

Under the terms of the first supplemental indenture, the events of default contained in the base indenture shall not apply to the Notes. Rather, each of the following events contained in the Notes will constitute an event of default with respect to the Notes:

•	our common stock is not trading or listed on an eligible market or exchange (including the OTCQB) for more than 10 consecutive trading days in any 365 day period;

•	we have not issued shares of common stock due upon conversion of a Convertible Note or exercise of a Warrant for more than 5 trading days;

•	if at any time after the one-year anniversary of the Issuance Date the holder’s Authorized Share Allocation (as defined below) is less than the number of shares of common stock that the holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note for a period of ten (10) consecutive days (without regard to any limitations on conversion set forth in the Blockers or otherwise) unless we have sufficient restricted cash to repay the principal, interest, late charges, if any, on the Note in full;

•	we have failed to pay to a holder of a Note any amount of principal, interest, late charges or other amounts when and as due (including the failure to pay any redemption payments), except, in the case of a failure to pay interest and late charges when and as due, in which case only if such failure remains uncured for a period of at least 5 days;

•	the occurrence of any default under, redemption of or acceleration prior to maturity of any Subsidiary Note;

•	we default on any of our other indebtedness, in the aggregate, in excess of $250,000;

•	bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against us or certain of our subsidiaries and, if instituted against us or any such subsidiary by a third party, shall not be dismissed within 45 days of their initiation;

•	the commencement by us or our subsidiaries of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of us or any such subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of our company or any such subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by us or any such subsidiary in furtherance of any such action or the taking of any action by any person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

•	the entry by a court of (i) a decree, order, judgment or other similar document in respect of our company or our subsidiaries of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging us or any such subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of us or any such subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of our company or any such subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and, the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of 45 consecutive days;

•	a final judgment, judgments, any arbitration or mediation award or any settlement of any litigation or any other satisfaction of any claim made by any person pursuant to any litigation, as applicable, in the United States, its territories or possessions (other than in the ordinary course of our business of enforcing and licensing intellectual property rights, consistent with past practice, or Judgment(s)), with respect to the payment of cash, securities and/or other assets with an aggregate fair value in excess of $250,000 are rendered against, agreed to or otherwise accepted by, us and/or certain of our subsidiaries and which Judgments are not, within 45 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay; provided, however, any Judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as we provide a holder of a Note a written statement from such insurer or indemnity provider to the effect that such Judgment is covered by insurance or an indemnity and we or such subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within 45 days of the issuance of such Judgment;

•	we and/or certain of our subsidiaries, individually or in the aggregate, either (i) fail to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness in excess of $250,000 due to any third party (other than, with respect to unsecured indebtedness only, payments contested by us and/or such subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding us or any such subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of our company or any such subsidiaries, individually or in the aggregate;

•	other than as specifically set forth in this list of events of default, we or certain of our subsidiaries breach any representation, warranty, covenant or other term or condition of any document related to the purchase of the Notes and the Warrants, and only in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of 5 days;

•	any breach or failure in any respect by us or any of our subsidiaries to comply with the provisions of the Notes regarding the reservation of authorized shares or specified covenants;

•	a false or inaccurate certification (including a false or inaccurate deemed certification) by us that the Equity Conditions are satisfied, that there has been no Equity Conditions Failure or as to whether any event of default has occurred;

•	any Material Adverse Effect occurs;

•	any provision of any transaction document executed in connection with the purchase of the Notes and the Warrants shall at any time for any reason cease to be valid;

•	the Subsidiary Notes shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien on the collateral (as defined in the Subsidiary Notes) in favor of each of the secured parties (as defined in the Subsidiary Notes);

•	the security documents shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien on the collateral (as defined in the Security Agreement) in favor of each of the secured parties (as defined in the Security Agreement); or

•	any material damage to, or loss, theft or destruction of, any collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of our company or any subsidiary, if any such event or circumstance could have a Material Adverse Effect.

If an event of default occurs, holders of the Notes may force us to redeem all or any portion of the Notes (including all accrued and unpaid interest thereon), in cash, at a price equal to the greater of (i) up to 120% during the period from the issuance date to the one year anniversary of the issuance date and 115% thereafter of the amount being redeemed, depending on the nature of the default, and (ii) the product of the following: (a) the Conversion Rate (as defined below) multiplied (b) up to 120% during the period from the issuance date to the one year anniversary of the issuance date and 115% thereafter of the amount being redeemed, depending on the nature of the default, multiplied by the highest closing sale price of our common stock during the period beginning on the date immediately before the event of default and ending on the date of redemption. The “Conversion Rate” is determined by dividing the amount being converted or redeemed by the Fixed Conversion Price. If we fail to make the cash redemption payment, the conversion price of the Notes shall be automatically adjusted with respect to each conversion effected thereafter to the lowest of (x) the lowest Company Conversion Price of the Installment Dates occurring during the period commencing on the date the holder delivers the applicable redemption Notice and ending on the date that the redemption notice is voided by the holder, (B) 85% of the lowest closing bid price of the common stock during the period commencing on the date the holder delivers the applicable redemption Notice and ending on the date that the redemption notice is voided by the holder and (C) 85% of the VWAP of the common stock for the 5 trading day period immediately preceding the Conversion Date of the applicable conversion.

Fundamental Transactions

The Notes prohibit us from entering into specified transactions involving a change of control, unless the successor entity assumes in writing all of our obligations under the Notes under a written agreement.

In the event of transactions involving a change of control, the holder of a Note will have the right to force us to redeem all or any portion of the Note it holds (including all accrued and unpaid thereon) at a price equal to 120% during the period from the issuance date to the one year anniversary of the issuance date and 115% thereafter of the amount being redeemed.

Covenants

The Notes contain a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

•	all payments due under the Notes shall be senior to all other indebtedness;

•	we will initially reserve out of our authorized and unissued common stock an aggregate amount of shares that we may issue under the Notes;

•	we will take all action reasonably necessary to reserve the required number of shares of common stock, including holding a meeting of our stockholders for the approval of an increase in the number of shares of common stock by December 1, 2015;

•	we and certain of our subsidiaries will not incur other indebtedness, except for permitted indebtedness and the Subsidiary Notes;

•	we and certain of our subsidiaries will not incur any liens, except for certain permitted liens and liens created pursuant to the Subsidiary Notes;

•	we will not, directly or indirectly, redeem or repay all or any portion of any indebtedness (except for certain permitted indebtedness) if at the time the payment is due or is made or, after giving effect to the payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing;

•	we will cause each of our subsidiaries to not, directly or indirectly, redeem or repay all or any portion of any indebtedness (except for certain permitted indebtedness), whether by way of payment in respect or principal of (or premium, if any) or interest on, such Indebtedness, other than in accordance with the terms of the Subsidiary Notes;

•	we and certain of our subsidiaries will not redeem, repurchase or pay any dividend or distribution on our respective capital stock without the prior consent of the holders, other than the permitted distributions;

•	we and our subsidiaries will not redeem, repurchase, or declare or pay any cash dividend or distribution on any of our capital stock (other than dividends paid by wholly-owned subsidiaries to us or to other wholly-owned subsidiaries) if either (i) such subsidiary is a Borrower Subsidiary or (ii) the equity interests of such subsidiary have been pledged to the collateral agent as provided in the security documents;

•	we and our subsidiaries will not sell, lease, assign, transfer or otherwise dispose of any of our assets or any assets of any subsidiary, except for permitted dispositions (including sales, leases or licenses, assignments and other dispositions of intellectual property rights in the ordinary course of business of enforcing and licensing intellectual property rights);

•	we and our subsidiaries will not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights owned or hereafter acquired whether in a single transaction or a series of related transactions, other than sales, leases, licenses, assignments, transfers, conveyances and other dispositions of intellectual property rights in the ordinary course of business of enforcing and licensing intellectual property rights;

•	we and our subsidiaries will not, directly or indirectly, permit any indebtedness to mature or accelerate prior to the Maturity Date;

•	we and our subsidiaries will not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted on the Issuance Date or any business substantially related or incidental thereto and will not modify the corporate structure or purpose provided that an acquisition of intellectual property and related assets which can be used in other industries shall be permitted;

•	we and our subsidiaries will maintain and preserve, their existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary. We shall take all action necessary to prevent any Borrower Subsidiary from becoming insolvent (as such term is defined in the Securities Purchase Agreement). We shall cause each Borrower Subsidiary to pay all accounts payable and other amounts owed by such Borrower Subsidiary (other than indebtedness) when due, except for such amounts as are being contested in good faith and for which adequate reserves have been established and are being maintained by such Borrower Subsidiary in accordance with GAAP;

•	we and our subsidiaries take all action necessary or advisable to maintain all of the intellectual property rights that our Board of Directors, in the good faith exercise of its business judgment, determines are necessary or material to the conduct of our business in full force and effect;

•	we and our subsidiaries will maintain insurance with responsible and reputable insurance companies or associations with respect to properties (including all real properties leased or owned) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated;

•	we and our subsidiaries will not, directly or indirectly, without the prior written express consent of the holder, lend money or credit (by way of guarantee or otherwise) or make advances to any subsidiary, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any subsidiary (other than (A) a wholly-owned subsidiary (i) that is a Borrower Subsidiary or (ii) the equity interests of which have been pledged to the collateral agent as provided in the security documents or (B) pursuant to the Subsidiary Notes);

•	we and our subsidiaries will not enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except transactions necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable than would be obtainable in a comparable arm’s length transaction with a person that is not an affiliate;

•	we and our subsidiaries will not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement, the Indenture, the Supplemental Indenture and the Notes) or (ii) issue any other securities that would cause a breach or default under the Notes or the Warrants;

•	simultaneously with the acquisition or formation of any new subsidiary, we or the subsidiary shall deliver to the collateral agent, each of the physical stock certificates or other ownership certificates representing all of the equity ownership interest in such new subsidiary; provided, however no certificates shall be delivered or required to be delivered to the extent such delivery results in the new subsidiary being required to file separate financial statements with the SEC (or any other governmental agency) pursuant to Rule 3-16 of Regulation S-X under the Securities Act, in which case, we shall at the time of the formation of the new subsidiary cause it to become a Borrower Subsidiary; and

•	commencing on the date that the closing bid price of our common stock is less than $0.25 (appropriately adjusted for any stock dividend, stock split, stock combination, recapitalizations or other similar transaction occurring after the Issuance Date) and continuing until the average VWAP of the common stock for a period of 10 consecutive trading days is greater than $0.25, we will maintain a balance of restricted cash in a bank account controlled by the collateral agent to exceed the sum of 50% of the principal and accrued and unpaid interest, late charges, if any, and other amounts owed under the Note and the other transaction documents at such time.

Participation Rights

The holders of the Notes are entitled to receive any dividends paid or distributions made to the holders of our common stock on an “as if converted to common stock” basis.

Limitations on Conversion and Issuance

A Note may not be converted and shares of common stock may not be issued under the Notes if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 9.99% of our outstanding shares of common stock, or Note Blocker. The Note Blocker may be raised or lowered to any other percentage not in excess of 9.99% at the option of the selling security holder, except that any raise will only be effective upon 61-days’ prior notice to us.

A Note may not be converted and shares of common stock may not be issued under the Note if the sum of the number of shares of common stock to be issued plus the number of shares of common stock issued under all of the Notes, the Warrants would exceed 18,718,207 shares of our common stock unless we have obtained stockholder approval pursuant to NASDAQ Listing Rule 5635(d) for the issuance of more than 18,718,207 shares of our common stock under the Notes, or the NASDAQ Blocker.

Changes to the Base Indenture

We and the trustee may amend or supplement the base indenture with the consent of each holder of Notes then outstanding (excluding any Notes held by us or any of our subsidiaries). However, any such amendment, waiver or supplement may not amend or waive the subordination provisions contained in the base indenture or in the first supplemental indenture in any manner adverse to the holders of the Notes then outstanding.

Changes to the First Supplemental Indenture

Subject to the provisions in the first supplemental indenture, the first supplemental indenture may be amended by the written consent of our company and the holders of a majority of the aggregate principal amount of the Notes then outstanding. Subject to the provisions in the first supplemental indenture, no provision of the first supplemental indenture may be waived other than in writing signed by the party against whom enforcement is sought.

Changes to the Notes

Each Note may not be changed or amended without the prior written consent of the Holder of such Note.

Information Concerning the Trustee

We have appointed Computershare Trust Company, N.A., the trustee under the indenture. The sole duty of the trustee is to act as the Notes registrar. We will act as payment agent under the Notes. The trustee or its affiliates may also provide other services to us in the ordinary course of their business. The indenture provides that if and when the trustee becomes our creditor (or any other obligor under the Notes), the trustee shall be subject to the provisions of the Trust Indenture Act regarding collection of claims against us (or any obligor).

Reports

So long as any Notes are outstanding, we will be required to deliver to the trustee, within 15 calendar days after have filed with the Securities and Exchange Commission, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission may from time to time by rules and regulations prescribe) which we are required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. Documents filed by us with the Securities and Exchange Commission via its EDGAR system (or any successor thereto) will be deemed to be filed with the trustee as of the time such documents are so filed. In the event we are at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any of the Notes are outstanding we must continue to file with the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by the Securities and Exchange Commission, such of the supplementary and periodic information, documents and reports which may be required under Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations (unless the Securities and Exchange Commission will not accept such a filing) and make such information available to the trustee, the holders of the Notes, securities analysts and prospective investors.

Calculations in Respect of the Notes

We will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the prices of our common stock, the conversion price of the Notes, accrued interest payable on the Notes, the number of shares of our common stock issuable in connection with payments of principal and interest under the Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of Notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely conclusively upon the accuracy of our calculations without independent verification.

Certain Stockholder Rights for Holders of Notes

Holders of Notes will be entitled to receive such dividends paid and distributions made to the holders of our common stock to the same extent as if the holders of the Notes had converted the Notes into common stock (without regard to any limitations on conversion contained in the Notes) and had held such shares of common stock on the record date for such dividends and distributions. To the extent a holder’s right to participate in any such dividend or distribution would result in the holder beneficially owning more than the Note Blocker, then the holder will not be entitled to participate in such dividend or distribution to such extent and such dividend or distribution to such extent will be held in abeyance for the benefit of the holder until such time, if ever, as its right thereto would not result in the holder exceeding the Note Blocker.

Form, Denomination and Registration

The Notes will be issued: (i) in certificated form; (ii) without interest coupons; and (iii) in minimum denominations of $1,000 principal amount and whole multiples of $1,000.

Governing Law

The indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of law principles.

Excluded Provisions of the Base Indenture

We have elected, through the first supplemental indenture, that none of the following provisions of the base indenture shall be applicable to the Notes and any analogous provisions (including definitions related thereto) of the first supplemental indenture shall govern:

The following definitions in Section 1.01:

“Business Day”;

“Commission”;

“Conversion Price”;

“Default”;

“Event of Default”;

“Exchange Act”;

“Interest Payment Date”;

“Person”;

“Security Register”;

“Security Registrar”;

“Securityholder”

“Subsidiary”;

“Voting Stock”;

Section 2.03 (Denominations; Provisions for Interest);

Section 2.05 (Registration of Transfer and Exchange);

Section 2.06 (Temporary Securities);

Section 2.11 (Global Securities);

Article III (Redemption of Securities and Sinking Fund Provisions);

Article IV (Covenants);

Article VI (Remedies of the Trustee and Securityholders on Event of Default);

Section 9.01 (Supplemental Indentures Without Consent of Securityholders);

Section 9.02 (Supplemental Indentures With Consent of Securityholders);

Article X (Successor Entity);

Article XI (Satisfaction and Discharge);

Section 12.01 (No Recourse);

Section 13.02 (Actions by Successor);

Section 13.04 (Notices);

Section 13.08 (Payments on Business Days);

Section 13.12 (Assignment);

Only the events of default contained in the Notes shall be applicable to the Notes.

Security Agreement

The Notes will be secured by a first priority perfected security interest in certain of our U.S. assets, including the Subsidiary Notes and the security interests securing the Subsidiary Notes pursuant to the Security Agreement in favor of Iroquois Master Fund, L.P. as collateral agent.

Warrants

We are offering Warrants that will entitle the holders of the Warrants to purchase, in aggregate, up to 5,375,000 shares of our common stock. The Warrants will not be exercisable until the six month and one day anniversary of the date of their issuance and will expire 5 years from the date of their issuance. The Warrants will initially be exercisable at an exercise price equal to $1.00, subject to certain adjustments.

The Warrants may be exercised for cash, provided that, if there is no effective registration statement available registering the exercise of the Warrants, the Warrants may be exercised on a cashless basis.

The exercise price of the Warrants is subject to adjustment for stock splits, combinations or similar events. If we sell or issue any securities with “floating” conversion prices based on the market price of our common stock, a holder of a Warrant will have the right thereafter to substitute the “floating” conversion price for the exercise price upon exercise of all or part the Warrant.

Similar to the Notes, the Warrants require “buy-in” payments to be made by us for failure to deliver the shares of common stock issuable upon exercise.

Limitations on Exercise

The Warrants may not be exercised if, after giving effect to the exercise, the holder of the Warrant together with its affiliates would beneficially own in excess of 9.99% of our outstanding shares of common stock, or Warrant Blocker. The Warrant Blocker applicable to the exercise of the Warrants may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to us.

Participation Rights

The holders of the Warrants are entitled to receive any dividends paid or distributions made to the holders of our common stock on an “as if converted to common stock” basis.

Purchase Rights

If we issue options, convertible securities, warrants, stock, or similar securities to holders of our common stock, each holder of a Warrant has the right to acquire the same as if the holder had exercised its Warrant.

Fundamental Transactions

The Warrants prohibit us from entering into specified transactions involving a change of control, unless the successor entity assumes all of our obligations under the Warrants under a written agreement before the transaction is completed. When there is a transaction involving a permitted change of control, a holder of a Warrant a will have the right to force us to repurchase the holder’s Warrant for a purchase price in cash equal to the Black Scholes value (as calculated under the Warrants) of the then unexercised portion of the Warrant.

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant

On May 4, 2015, we entered into the Securities Purchase Agreement pursuant to which we agreed to sell, subject to certain conditions, Notes in the aggregate principal amount of $12.5 million. The description of the Financing Transaction in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety by this reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On May 4, 2015, we issued a press release announcing the pricing of the offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

In connection with the Offering discussed in Item 1.01, the legal opinion letter of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., counsel to Vringo, Inc., regarding the validity of the Notes, the Warrants and shares of common stock issuable from time to time upon conversion or otherwise under the Notes (including shares of common stock that may be issued as interest in lieu of cash payments under the Notes) and shares of common stock issuable upon exercise of the Warrants is filed as Exhibit 5.1 to this Current Report on Form 8-K. The legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, our effective shelf registration statement on Form S-3 (Registration No. 333-182823).

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. (*)

10.1	Securities Purchase Agreement, dated May 4, 2015, between Vringo, Inc. and the Investors (*)(#)

10.2	Form of Notes (*)(#)

10.3	Form of Warrants (*)(#)

10.4	Form of Base Indenture between Vringo, Inc. and Computershare Trust Company, N.A (*)(#)

10.5	Form of First Supplemental Indenture (*)

10.6	Form of Security Agreement in favor of Iroquois Master Fund Ltd. as collateral agent (*)

23.1	Consent of KPMG LLP (*)

99.1	Press Release (*)

(#) Certain of the agreements filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

(*) Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2015	VRINGO, INC.

	By:	/s/ Andrew D. Perlman
Andrew D. Perlman Chief Executive Officer

EXHIBITS FILED WITH THIS REPORT

Exhibit No.	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. (*)

10.1	Securities Purchase Agreement, dated May 4, 2015, between Vringo, Inc. and the Investors (*)(#)

10.2	Form of Notes (*)(#)

10.3	Form of Warrants (*)(#)

10.4	Form of Base Indenture between Vringo, Inc. and Computershare Trust Company, N.A (*)(#)

10.5 10.6 23.1	Form of First Supplemental Indenture (*) Form of Security Agreement in favor of Iroquois Master Fund Ltd. as collateral agent (*) Consent of KPMG LLP (*)

99.1	Press Release (*)

(#) Certain of the agreements filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

(*) Filed herewith